SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549
     =======================================================================


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 23, 1996


Commission File Number:      33-7811-NY


                             GRAFIX TIME CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       New York                                             93-0943925
 ----------------------                            ---------------------------
(State of Incorporation)                          (I.R.S. Employer I.D. Number)


             2901 Suffolk Ct. East, Suite 130, Fort Worth, TX 76133
             ------------------------------------------------------
              (Address of principal executive offices and Zip Code)


                                 (800) 789-7736
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.   Other Events.

     On December 23, 1996, Grafix Time Corporation (the "Company") executed a financing agreement with Monte Ahuja (the "Agreement"), a copy of which was previously filed as an exhibit to a Report on Form 8-K, and whose terms are incorporated herein by reference. Mr. Ahuja owned all 500,000 authorized, issued and outstanding shares of the Company's Preferred Series A stock. Mr. Ahuja signed the Agreement on December 28, 1996.

     Pursuant to the terms of the Agreement, Mr. Ahuja or his designee(s) agreed to provide financing of up to $1,500,000 to the Company, in the form of one or more loans, guarantees, letters of credit, or other financial instruments, all pursuant to a definitive financial plan to be agreed between the parties. The Agreement further calls for Mr. Ahuja or his designee(s) to provide interim financing to the Company in the amount of $300,000, which Mr. Ahuja provided in the form of a secured loan on January 2, 1997. Mr. Ahuja provided an additional $500,000 secured loan to the Company on January 10, 1997. The Company has pledged its receivables, purchase orders, inventory, and intangible assets as security for these loans. On or about January 31, 1997, Mr. Ahuja fulfilled his funding obligations under the terms of the Agreement.

     In return for the interim funding and financing commitment from Mr. Ahuja, the Company agreed to modify the Statement of Series Shares pertaining to the Preferred Series A stock owned by Mr. Ahuja, to allow conversion of the Preferred Series A stock into a number of the Company's common stock representing (after conversion of all outstanding notes, options, and warrants) seventy-five percent (75%) of the issued, outstanding, and committed common stock of the Company. Conversion of the Preferred Series A Shares occured when Mr. Ahuja made all of the agreed funding available to the Company, pursuant to the terms of the Agreement. On or about February 10, 1997, the Mr. Ahuja converted all of his Preferred Series A stock into 12,000,000 shares of the Company's common stock.

     The Agreement also provides that Mr. Ahuja and/or his designee(s) will provide ongoing financial services to the Company, including a thorough review of the Company's financial status and systems. The Company has agreed to retain Mr. Ahuja and/or his designee(s) to manage the financial affairs of the Company. The Company's Board of Directors approved the terms of the Agreement on December 23, 1996.

     On December 24, 1996, Messrs. Walter Sims, Russell Walker, and Timothy O'Brien resigned as officers and directors of the Company. Mr. Arnold Guttenberg resigned as a director of the Company on December 22, 1996. Ms. Kim Pavlin resigned as Secretary of the Company on December 30, 1996. Mr. Ted Honda remained as the sole officer and director of the Company until January 23, 1997, when he appointed the Messrs. Vir Sondhi, Ron Karani, Martin A. Traber, and Steve Duke as directors of the Company, to fill the vacancies created by the resignations of Messrs. Sims, Walker, O'Brien, and Guttenberg. On January 24, 1997, the Company's Board of Directors named Mr. Sondhi Chairman of the Board, and appointed Mr. Karani Chief Executive Officer, President, and Treasurer of the Company. The Board of Directors also named Martin A. Traber Secretary, and Ted Honda Executive Vice President, of the Company.






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     On January 29,  1997,  the  Company  executed a  licensing  agreement  (the
"Licensing Agreement"), a copy of which is filed herewith as an Exhibit and whose terms are incorporated herein by reference, with Carrera Optyl Marketing GmbH, an Austrian corporation ("Carrera") that acquired the "Carrera" trademarks from Carrera Optic AG, a German company which was declared bankrupt on or about June 1, 1996 in Germany. The term of the Licensing Agreement is through December 31, 2001, with automatic renewal for a further period of five years, through December 31, 2006.

     Under the terms of the License Agreement, Carrera has granted the Company the exclusive right to manufacture and sell golf products (apparel, shoes, clubs, balls, head covers, bags and bag travel covers, gloves, hats and cap visors, umbrellas, and towels) worldwide, with exceptions as set forth in schedules to the Licensing Agreement, incorporating Carrera's trademarks.

     Pursuant to the terms of the License Agreement, the Company is obligated to, among other things, pay licensing fees according to a schedule contained in the Licensing Agreement. In addition, the Company is obligated to provide accounting reports to Carrera at the close of each licensed year of the License Agreement. The Company has agreed to pay certain yearly minimum non-returnable license fees under the License Agreement.

Item 7.   Exhibits.

     2.1 Licensing Agreement between the Company and Carrera, dated January 29, 1997.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 GRAFIX TIME CORPORATION



March 12, 1997                   By:  /S/ RON R. KARANI
                                      ------------------------------------------
                                     Ron R. Karani, CEO, President and Treasurer







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                                  EXHIBIT INDEX

                CURRENT REPORT ON FORM 8-K DATED JANUARY 29, 1997

                             GRAFIX TIME CORPORATION


Exhibit No.       Document Description                                  Page No.
-----------       --------------------                                  --------

   2.1            Licensing Agreement between the Company and Carrera,     5
                  dated January 29, 1997